EXHIBIT 3

                                POWER OF ATTORNEY


      The undersigned, Carlene Murphy Ziegler, hereby appoints Lawrence A. Totsky, Janet D. Olsen, and Gregory K. Ramirez, and each of them individually, her true and lawful attorney-in-fact and agent, with full power to execute and file with the United States Securities and Exchange Commission and any stock exchange or similar authority, for and on her behalf in any and all capacities, any and all reports required to be filed pursuant to Section 13 of the Securities Exchange Act of 1934 and the rules thereunder, including but not limited to reports on Schedule 13D or 13G, any and all amendments to such reports, with all exhibits, and any other forms or documents as may be necessary in connection with the filing of such reports with the United States Securities and Exchange Commission and any stock exchange or similar authority, granting unto said attorney full power and authority to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, as fully as the undersigned might or could do in person.

      This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact and agents.

      IN WITNESS WHEREOF the undersigned has caused this Power of Attorney to be executed this 2 day of April, 2002.



                                    /s/ Carlene Murphy Ziegler
                                    --------------------------
                                    Carlene Murphy Ziegler



STATE OF WISCONSIN )
                   ) SS.
COUNTY OF MILWAUKEE)

      I, Kim R. Ruffert, a Notary Public in and for the County of Milwaukee, State of Wisconsin, DO HEREBY CERTIFY that Carlene Murphy Ziegler, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she signed and delivered the said instrument as her own free and voluntary act, for the uses and purposes therein set forth.

      Given under my hand and notarial seal, this 2 day of April, 2002.


                                       /s/ Kim R. Ruffert
                                       ------------------
                                       Notary Public